REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 19, 2007, by and between deltathree, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), and Go2Call.Com, Inc., a Delaware corporation (“Go2Call”), for the benefit of (i) Go2Call and (ii) the direct and indirect transferees of Go2Call.

This Agreement is made pursuant to the Asset Transfer Agreement (the “Asset Transfer Agreement”), dated as of February 17, 2007, by and between the Company and Go2Call. In order to induce Go2Call to enter into the Asset Transfer Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to Go2Call, the persons listed on the Closing Share Schedule as defined in section 4.3(b) of the Asset Transfer Agreement, and its and their respective direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Asset Transfer Agreement.

The parties hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the following meanings:

Agreement: As defined in the preamble.

Affiliate: As to any specified Person, (i) any Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person, (ii) any Person, 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such Person and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. An indirect relationship shall include circumstances in which a Person’s spouse, children, parents, siblings or mother, father, sister- or brother-in-law is or has been associated with a Person.

Asset Transfer Agreement: As defined in the preamble.

Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

Closing Date: February 19, 2007 or such other date as Go2Call and the Company may agree.

Commission: The Securities and Exchange Commission.

Common Stock: The Class A Common Stock, par value $0.001 per share, of the Company.

Company: As defined in the preamble.

Company Registration Statement: As defined in Section 2(b) hereof.

Controlling Person: As defined in Section 6(a) hereof.

End of Suspension Notice: As defined in Section 5(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

Holder: Each record owner of any Registrable Shares from time to time, including Go2Call, the persons listed on the Closing Share Schedule as defined in section 4.3(b) of the Asset Transfer Agreement, and its and their direct and indirect transferees.

Indemnified Party: As defined in Section 6(c) hereof.

Indemnifying Party: As defined in Section 6(c) hereof.

Issuer Free Writing Prospectus: As defined in Section 2(c) hereof.

Liabilities: As defined in Section 6(a) hereof.

NASD: The National Association of Securities Dealers, Inc.

Person: An individual, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Proceeding: An action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus at the “time of sale” within the meaning of Rule 159 under the Securities Act, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchaser Indemnitee: As defined in Section 6(a) hereof.

Registrable Shares: The Shares transferred to Go2Call pursuant to the Asset Transfer Agreement and any Additional Shares issued pursuant to Section 2(a), upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder and any shares or other securities issued in respect of such Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such Shares or any such share or security issued in respect thereof, the earliest to occur of (i) the date on which it has been registered pursuant to the Securities Act and it has been disposed of in accordance with the Registration Statement relating to it, (ii) the date on which either it has been transferred pursuant to Rule 144 (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act or (iii) the date on which it is sold to the Company.

Registration Default: As defined in Section 2(f) hereof.

Registration Expenses: Any and all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, NASD registration, listing, inclusion and filing fees; (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of the NASD); (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, certificates and any other documents relating to the performance under and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange or The NASDAQ Stock Market, Inc.® pursuant to Section 4(n) of this Agreement; (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to the performance of this Agreement); (vi) reasonable fees and disbursements (up to a maximum of $10,000) of Mayer, Brown, Rowe & Maw LLP, or one such other counsel, reasonably acceptable to the Company, for the Holders, selected by the Holders holding a majority of the Registrable Shares (such counsel, “Selling Holders’ Counsel”); and (vii) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions, if any, relating to the sale or disposition of Registrable Shares by a Holder.

Registration Statement: Any registration statement of the Company that covers the resale of Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Restricted Period: As defined in Section 7 hereof.

Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 429: Rule 429 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

Shares: The shares of Common Stock being offered and sold pursuant to the terms and conditions of the Asset Transfer Agreement.

Shelf Registration Statement: As defined in Section 2(a) hereof.

Suspension Event: As defined in Section 5(b) hereof.

Suspension Notice: As defined in Section 5(b) hereof.

Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for re-offering to the public.

2.	Registration Rights

(a)   Mandatory Shelf Registration. As set forth in Section 4 hereof, the Company agrees to file with the Commission as soon as reasonably practicable following the date of this Agreement a shelf Registration Statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale of any Registrable Shares pursuant to Rule 415 from time to time by the Holders (a “Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable. Any Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet) by the Holders of any and all Registrable Shares.

If the Company has not filed the Shelf Registration Statement within 75 days after the date of this Agreement (the “Filing Deadline”) (except because Go2Call has not provided the necessary audited financials for the transferred assets as required in Section 5.4 of the Asset Purchase Agreement prior to the Filing Deadline), or if the SEC has not declared the Shelf Registration Statement to be effective within 75 days of the date it is actually filed (the “Effectiveness Deadline”), the Buyer shall issue to the Holder(s), as partial liquidated damages, 30,000 additional shares of Common Stock for each 30 day period (pro rated for partial 30 day periods) that passes after the Filing Deadline or the Effectiveness Deadline. After this Shelf Registration Statement (the “Initial Shelf Registration Statement”) has been declared effective, the Company shall file an additional shelf registration statement (the “Additional Shelf Registration Statement”) to cover the public resale of such additional shares of common stock (“Additional Shares”). If the Additional Shelf Registration Statement is not declared effective within 60 days of filing, the Buyer shall pay to the Holder(s), on a weekly basis, $1,500 in cash for each day that passes after the 60th day after the filing of the Additional Shelf Registration Statement until the SEC declares the Additional Shelf Registration Statement to be effective.

(b)    Company Registration. If the Company proposes to file a registration statement on Form S-3 or such other form (other than on Form S-4 or Form S-8) under the Securities Act providing for the public offering of shares of Common Stock (the “Company Registration Statement”), the Company will notify in writing each Holder of the filing, within the ten Business Days after the filing thereof, and afford each Holder an opportunity by the time designated in the notice to include in the Company Registration Statement all or any part of the Registrable Shares then held by such Holder. Each Holder desiring to include in the Company Registration Statement all or part of the Registrable Shares held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in the Company Registration Statement. Any election by any Holder to include any Registrable Shares in the Company Registration Statement will not affect the inclusion of such Registrable Shares in the Shelf Registration Statement until such Registrable Shares have been sold under the Company Registration Statement.

(i)    Right to Terminate Company Registration. The Company in its sole discretion shall have the right to terminate or withdraw the Company Registration Statement initiated by it referred to in this Section 2(b) prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Shares in such registration.

(ii)   Selection of Underwriter. The Company shall have the sole right to select the managing underwriter(s) for its public offering, regardless of whether any Registrable Securities are included in the Company Registration Statement or otherwise.

(iii)         Shelf Registration not Impacted by Company Registration Statement. The Company’s obligation to file the Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of the Company Registration Statement.

(c)    Issuer Free Writing Prospectus. The Company represents that any Issuer Free Writing Prospectus prepared by it will not include any information that conflicts with the information contained in any Registration Statement or the related Prospectus and, any Issuer Free Writing Prospectus, when taken together with the information in such Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)    Underwriting. The Company shall advise all Holders of the underwriter for the Underwritten Offering proposed under the Company Registration Statement. The right of any such Holder’s Registrable Shares to be included in the Company Registration Statement pursuant to Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, custody agreements, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation required by law or reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriter(s) may exclude shares (including Registrable Shares) from the Company Registration Statement and Underwritten Offering, and any shares included in such Company Registration Statement and Underwritten Offering shall be allocated first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Shares in such Company Registration Statement (on a pro rata basis based on the total number of Registrable Shares then held by each such Holder who is requesting inclusion), and third, to other holders of the Company’s capital stock with registration rights; provided, however, that the number of Registrable Shares to be included in the Company Registration Statement shall not be reduced unless all other securities of the Company held by (i) officers, directors, other employees of the Company and consultants; and (ii) other holders of the Company’s capital stock with registration rights that are inferior (with respect to such reduction) to the registration rights of the Holders set forth herein, are first entirely excluded from the underwriting and registration.

By electing to include the Registrable Shares in the Company Registration Statement, the Holder of such Registrable Shares shall be deemed to have agreed not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Company Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during such periods as reasonably requested by the representatives of the underwriters, if an Underwritten Offering, or by the Company in any other registration.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered at least 15 Business Days prior to the expected effective date of the Company Registration Statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(e)    Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers in connection with a registration of Registrable Shares pursuant to this Agreement.

3.	Rule 144 Reporting

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration, the Company agrees to:

(a)    use commercially reasonable efforts to make and keep adequate current public information available, as those terms are understood and defined in Rule 144(c) at all times;

(b)    use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act;

(c)    so long as a Holder owns any Registrable Shares, to furnish to the Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company, and take such further actions as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration; provided, however, that the filing of any of the items listed in clauses (i) through (iii) with the Commission shall constitute furnishing such items to the Holder.

4.	Registration Procedures

In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Shares under the Securities Act to permit the sale of such Registrable Shares by the Holder or Holders in accordance with the Holder’s or Holders’ intended method or methods of distribution, and the Company shall:

(a)    notify the Holder(s) and Selling Holders’ Counsel, in writing, at least five Business Days prior to filing a Registration Statement, of its intention to file a Registration Statement with the Commission and, at least two Business Days prior to filing, provide a copy of the Registration Statement to the Holder(s) and Selling Holders’ Counsel for review and comment; prepare and file with the Commission, as specified in this Agreement, a Registration Statement(s), which Registration Statement(s) shall (i) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith and (ii) be reasonably acceptable to the Holder(s) and Selling Holders’ Counsel; notify the Holder(s) and Selling Holders’ Counsel in writing, at least five Business Days prior to filing of any amendment or supplement to such Registration Statement and, at least two Business Days prior to filing, provide a copy of such amendment or supplement to the Holder(s) and Selling Holders’ Counsel for review and comment; promptly following receipt from the Commission, provide to the Holder(s) and Selling Holders’ Counsel copies of any comments made by the staff of the Commission relating to such Registration Statement and of the Company’s responses thereto for review and comment; and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 5 hereof, until the earlier of (i) such time as all Registrable Shares covered thereby have been sold in accordance with the intended distribution of such Registrable Shares, (ii) all of the Registrable Shares covered by such Registration Statement are eligible for sale pursuant to Rule 144(k), or (iii) the second anniversary of the initial effective date of such Registration Statement (subject to extension as provided in Section 5(c) hereof); provided, however, that if the Company has an effective Shelf Registration Statement on Form S-1 under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon 30 Business Days prior written notice to all Holders, register any Registrable Shares registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Registration Statement or transfer the filing fees from the previous Registration Statement (such transfer pursuant to Rule 429, if applicable);

(b)    subject to Section 4(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 4(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c)    furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d)    use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 4(a) and do any and all other acts and things that may be reasonably necessary to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), except as may be required by the Securities Act, or to register as a broker or dealer in any jurisdiction, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e)    use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

(f)    (i) notify each Holder promptly and, if requested by any Holder, confirm such advice in writing (A) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (C) of any request by the Commission or any other federal, state or foreign governmental authority for (I) amendments or supplements to a Registration Statement or related Prospectus or (II) additional information and (D) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and (ii) at the request of any such Holder, promptly to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(g)    make every reasonable effort to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(h)    upon written request, furnish to each requesting Holder of Registrable Shares, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)    except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(f)(i)(D) hereof, as promptly as practicable prepare and file with the Commission a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)    if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to prepare or file a Prospectus supplement or post-effective amendment to name additional selling stockholders therein more than once in any 30-day period;

(k)    in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to the underwriters a signed counterpart, addressed to the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as the underwriters may reasonably request;

(l)    enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

(m)   use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Shares on the NASDAQ Capital Market;

(n)    prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 4(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 4(a) hereof;

(o)    (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its shareholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act) thereunder, but in no event later than 90 days after the end of each fiscal year of the Company and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two Business Days prior to the filing thereof;

(p)    provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(q)    in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any restrictive transfer legends and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request;

(r)    provide to the Holder(s) and its representatives, the opportunity to conduct due diligence, including, without limitation, an inquiry of the Company’s financial and other records, and make available members of its management for questions regarding information which the Holder(s) may request in order to perform, in the reasonable opinion of Counsel to the Holder(s), an effective due diligence investigation on its part in connection with a Registration Statement or Prospectus; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and so notifies such Holder(s) shall not be disclosed by the Holder(s) unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; and

(s)    upon effectiveness of the first Registration Statement filed under this Agreement, take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement.

The Company may require the Holders to furnish to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling shareholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f)(i)(C)(I) or 4(f)(i)(D) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or, in the event that the conditions of Rule 172 under the Securities Act are satisfied, the Holder receives notice from the Company that such a Prospectus has been filed with the Commission. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

5.	Black-Out Period

(a)    Subject to the provisions of this Section 5, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to a Shelf Registration Statement on a single occasion only (but in no event for more than an aggregate of 30 consecutive days), if the Board of Directors of the Company shall have determined after the advice of counsel that, the sale of Registrable Shares pursuant to the Shelf Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law. Upon the occurrence of any such suspension, the Company shall use commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(b)    In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c)    Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 5, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.

6.	Indemnification and Contribution

(a)    The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Shares and any underwriter (as determined in the Securities Act) for such Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) above may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus prepared by the Company (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, or (ii) any untrue statement or omission or alleged untrue statement or omission if a copy of the Prospectus (as then amended or supplemented) was not sent or given by or on behalf of any such Purchaser Indemnitee (including pursuant to Rule 172 under the Securities Act) to the Person asserting such Liabilities and the untrue statement or omission or alleged untrue statement or omission was corrected in such Prospectus (as then amended or supplemented). The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b)    In connection with any Registration Statement in which a Holder of Registrable Shares is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, directors, officers, members, representatives, employees and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), or Issuer Free Writing Prospectus (or any amendment or supplement thereto). The liability of any Holder pursuant to this paragraph shall in no event exceed the net proceeds received by such Holder from sales of Registrable Shares pursuant to such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.

(c)    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party which defenses are not being involved on behalf of the Indemnified Party, or (B) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(d)    If the indemnification provided for in Sections 6(a) and 6(b) is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to Section 6(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a Holder of Registrable Shares shall have the same rights to contribution as such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)    The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

7.	Termination of the Company’s Obligation

The Company shall have no registration obligation pursuant to this Agreement with respect to any Registrable Shares proposed to be sold by a Holder in a registration pursuant to this Agreement if, in the opinion of counsel to the Company, all such Registrable Shares proposed to be sold by a Holder may be sold in a three month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

8.	Limitations on Subsequent Registration Rights

From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning not less than a majority of the then outstanding Registrable Shares (provided, however, that for purposes of this Section 8, Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any Registration Statement filed pursuant to the terms hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of Registrable Shares of the Holders that is included.

9.	Miscellaneous

(a)    Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 6, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning not less than a majority of the then outstanding Registrable Shares; provided, however, that for purposes of this Section 9(b), Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(c)    Notices. All notices and other communications, provided for or permitted hereunder, shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram:

(i)    if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company; and

(ii)   if to the Company at the offices of the Company at deltathree, inc., Attention: Eugene Serban, General Counsel, 75 Broad Street, New York, New York 10004.

(d)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the persons listed on the Closing Share Schedule as defined in section 4.3(b) of the Asset Transfer Agreement, and also, without limitation and without the need for an express assignment or assumption, any subsequent Holders. The Company agrees that the Holders, including the persons listed on the Closing Share Schedule, shall be third party beneficiaries to the agreements made hereunder by Go2Call and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Holder fulfills all of its obligations hereunder.

(e)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(h)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i)    Entire Agreement. This Agreement, together with the Asset Transfer Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(j)    Registrable Shares Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k)    Adjustment for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

(l)    Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Asset Transfer Agreement. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

 [Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DELTATHREE, INC.

By:	/s/ SHIMMEY ZIMELS
Name: SHIMMEY ZIMELS Title: PRESIDENT AND CEO

GO2CALL.COM, INC.

By:	/s/ JOHN A. NIX JR.
Name: JOHN A. NIX JR. Title: CORPORATE SECRETARY